Exhibit 107.1

Calculation of Filing Fee Tables

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AFYA LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (6)
Equity	Class A Common Shares, nominal value US $0.00005 per common share	Rule 457(c) and Rule 457(h)	1,135,903(2)	$9.93 (4)	$11,279,517	0.0001102	$1,244
Equity	Class A Common Shares, nominal value US $0.00005 per common share	Rule 457(c) and Rule 457(h)	1,435,081(3)	$14.22 (5)	$20,406,852	0.0001102	$2,249
Total Offering Amounts					$31,686,369
Total Fee Offsets (7)							-
Net Fee Due							$3,493

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers Class A Common Shares, nominal value US $0.00005 per common share (“Common Shares”), of Afya Limited (the “Registrant”) that are issuable at any time or from time to time under the Amended and Restated Stock Option Plan of Afya Limited, as amended and restated on July 8, 2022 (the “Plan”), and any additional Common Shares that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents Common Shares issuable pursuant to options outstanding under the Plan.

(3)	Represents Common Shares reserved for future issuance under the Plan.

(4)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price of US$ 9.93 per Common Share represents the price in U.S. dollars of the weighted average exercise price for outstanding options granted under the Plan with exercise prices in Brazilian reais. This weighted average exercise price is in Brazilian reais and has been set at R$ 52.01 For purposes of the calculation of the registration fee, such exercise prices in Brazilians reais have been converted to U.S. dollars using the December 9, 2022 selling exchange rate (US$1.00 – R$ 5.2396) published by the Brazilian Central Bank (Banco Central do Brasil) on its website.

(5)	Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for a Common Share on NASDAQ on December 16, 2022.

(6)	Rounded up to the nearest dollar.

(7)	The Registrant does not have any fee offsets.